Exhibit 99.1

C-Chip adds senior management to manage and maximize the business opportunities ahead

April 14, 2004 - C-Chip Technologies Corporation (OTCBB: CCHI) is pleased to announce the recent appointment of Mr. Richard Palmer as Vice-President of Sales. Mr. Palmer is a seasoned business executive with a wealth of expertise in sales and business development in the communications industry. Mr. Palmer has been hired to manage and maximize the business opportunities that C-Chip foresees ahead.

Until recently, Mr. Palmer was the co-founder, President and CEO of Bedford Communications, Inc., a Florida company that launched and marketed to cable operators the International Football Channel, a Spanish television channel dedicated to soccer. Under his leadership, the IFC recruited 4.5M subscribers. Previously, Mr. Palmer co-founded Cable Satisfaction International, Inc. (CSII), a public company listed on the Toronto Stock Exchange providing cable, Internet and telephony services in international markets. Today CSII has become the second largest cable operator in Portugal. Before CSII, Mr. Palmer was the founder and President of Audio-Sat Services, Inc., the first Canadian company to provide digital audio to cable operators. The company was later sold to the Weather Channel. In the early 80's, Mr. Palmer was Director, Eastern Canada, for Canadian Satellite Communications (Cancom), a public company providing TV signals to cable operators in remote areas. Mr. Palmer was in charge of all sales activities for Cancom in Eastern Canada.

Robert Clarke, Chairman of C-Chip, indicated: "We consider ourselves privileged that Mr. Palmer has chosen to join our team. With Mr. Palmer joining our team along with our recent breakthroughs in product development that we have recently achieved, we are extremely confident about our future."

Stephane Solis, President & CEO of C-Chip stated: "Over the past few months, we have implemented measures that are expected to continue having a major positive impact on our revenue. This is the combined result of our acquisition program as well as shipment of our existing line of products. Our distribution network has been increased significantly and we have been filling orders for our Shadow, Hawk and Credit Manager lines of product."

About the C-Chip Technology

The C-Chip is a new wireless, web-based set of communication tools that offers business users remote access, control, and monitoring of a wide range of assets, including vehicles, office equipment and industrial machinery. It allows selective enabling, disabling and other commands at will, from anywhere to practically anywhere in North America using the Internet. Applications for the C-Chip technology offer significant opportunities within the markets for credit, security and asset management solutions. Detailed information on the technology and its applications is available on our web site at www.c-chip.com.

About C-Chip Technologies Corporation

C-Chip Technologies Corporation is positioned in an emerging and rapidly growing industry which is about interconnecting machines with IT infrastructures and mobile assets. We integrate wireless communications, on-line transactions, software applications, RFID technology, the Internet and when location is required, GPS technology to enable business users to efficiently access, control and manage remote assets at low costs. The Company's goal is to be recognized as a leading provider of credit management solutions for financial institutions, of security solutions for insurance companies and asset management solutions for car rental companies and urban fleets.

Contact:
Stephane Solis, President & CEO
C-Chip Technologies Corporation
877-339-2447
ssolis@c-chip.com

FORWARD-LOOKING-STATEMENT: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward-looking statements are not guarantees of performance, and C-Chip Technologies Corporation results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release, and C-Chip Technologies Corporation undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.